ADVANCED SERIES TRUST

SHAREHOLDER SERVICES AND DISTRIBUTION PLAN

WHEREAS, the Board of Trustees of the Advanced Series Trust (the “Trust”), including a majority of the Independent Trustees (as defined herein), have concluded in the exercise of their reasonable business judgment and in light of their fiduciary duties under the Investment Company Act of 1940, as amended (the “Act”), that there is a reasonable likelihood that this Plan (the “Plan”) will benefit each of the Trust’s portfolios listed on Schedule A (each a “Portfolio”) and the shareholders of each Portfolio;

NOW, THEREFORE, this Plan is hereby adopted as follows:

Section 1. The Trust is authorized to pay a fee (the “Services and Distribution Fee”) for the services rendered and expenses borne as set forth in Section 2, including services and expenses in connection with the distribution of shares of the Trust, at an annual rate with respect to each Portfolio not to exceed 0.10% of the average daily net assets of the Portfolio. The Trust shall pay the Services and Distribution Fee to the distributor of the Trust’s shares (“Distributor”). Subject to such limit and subject to the provisions hereof, the Services and Distribution Fee must be approved at least annually by: (a) a majority of the Board of Trustees of the Trust and (b) a majority of the Trustees who (i) are not “interested persons” of the Trust, as defined in the Act, and (ii) have no direct or indirect financial interest in the operation of the Plan or any agreements related thereto (the “Independent Trustees”). If at any time this Plan shall not be in effect with respect to the shares of all Portfolios of the Trust, the Services and Distribution Fee shall be computed on the basis of the net assets of the shares of those Portfolios for which the Plan is in effect. The Services and Distribution Fee shall be accrued daily and paid bi-weekly or at such other intervals as the Board of Trustees shall determine. The Services and Distribution Fee shall not apply to Portfolios that invest all of their assets in other Portfolios. For Portfolios that invest a portion of their assets in other Portfolios, the Services and Distribution Fee shall apply only on assets not invested in other Portfolios.

Section 2. The Distributor shall provide (or arrange for the provision of) the following services and bear the following expenses (collectively, the “Services”):

•	printing and mailing of prospectuses, statements of additional information, supplements, proxy statement materials, and annual and semi-annual reports for current owners of variable life or variable annuity contracts indirectly investing in the shares (the “Contracts”);
•	reconciling and balancing separate account investments in the Portfolios;
•	reconciling and providing notice to the Trust of net cash flow and cash requirements for net redemption orders;
•	confirming transactions;
•	providing Contract owner services related to investments in the Portfolios, including assisting the Trust with proxy solicitations, including providing solicitation and tabulation services, and investigating and responding to inquiries from Contract owners that relate to the Portfolios;
•	providing periodic reports to the Trust and regarding the Portfolios to third-party reporting services;
•	paying compensation to and expenses, including overhead, of employees of the Distributor and other broker-dealers that engage in the distribution of the shares;
•	printing and mailing of prospectuses, statements of additional information, supplements and annual and semi-annual reports for prospective Contract owners;
•	paying expenses relating to the development, preparation, printing, and mailing of advertisements, sales literature, and other promotional materials describing and/or relating to the Portfolios;

•	paying expenses of holding seminars and sales meetings designed to promote the distribution of the shares;
•	paying expenses of obtaining information and providing explanations to Contract owners regarding investment objectives, policies, performance and other information about the Trust and its Portfolios;
•	paying expenses of training sales personnel regarding the Portfolios; and
•	providing other services and bearing other expenses for the benefit of the Portfolios, including activities primarily intended to result in the sale of shares of the Trust.

Section  3. This Plan shall not take effect until it has been approved by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Act or the rules and regulations thereunder) of both (a) the Trustees, and (b) the Independent Trustees cast in person at a meeting called for the purpose of voting on this Plan. If adopted with respect to a Portfolio after the public offering of shares of that Portfolio (or the sale of shares to persons who are not affiliated persons of the Portfolio, affiliated persons of such persons, affiliated persons of the promoter or affiliated persons of such persons), the Plan shall not take effect until it has been approved by a vote of at least a majority of the outstanding voting securities of the Portfolio. Any agreement related to the Plan must be approved by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Act or the rules and regulations thereunder) of both (a) the Trustees, and (b) the Independent Trustees cast in person at a meeting called for the purpose of voting on the agreement.

Section  4. To the extent any payments made by a Portfolio pursuant to the Plan are deemed payments for the financing of any activity primarily intended to result in the sale of shares within the context of Rule 12b-1 under the Act, such payments shall be deemed to be approved under the Plan. Notwithstanding anything herein to the contrary, no Portfolio shall be obligated to make any payments under the Plan that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc., or any successor rule thereto adopted by the Financial Industry Regulatory Authority.

Section  5. This Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 3 hereof.

Section 6. Any person authorized to direct the disposition of monies paid or payable by the shares of the Trust pursuant to this Plan or any related agreement shall provide to the Board of Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

Section  7. This Plan may be terminated at any time with respect to the shares of any Portfolio by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities representing the shares of that Portfolio.

All agreements with any person relating to implementation of this Plan with respect to the shares of any Portfolio shall be in writing, and any agreement related to this Plan with respect to the shares of any Portfolio shall provide:

(a)	That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities representing the shares of such Portfolio, on not more than 60 days’ written notice to any other party to the agreement; and
(b)	That such agreement shall terminate automatically in the event of its assignment.

Section 8. This Plan may not be amended to materially increase the amount of Services and Distribution Fee permitted pursuant to Section 1 hereof with respect to any Portfolio until it has been approved by a vote of at least a majority of the outstanding voting securities representing the shares of that Portfolio.

Section  9. The Trust shall preserve copies of this Plan, and any related agreement or written report regarding this Plan presented to the Board of Trustees for a period of not less than six years from the date of the Plan, agreement or written report, as the case may be, the first two years in an easily accessible place.

Section  10. The provisions of the Plan are severable for each Portfolio of the Trust, and whenever any action is to be taken with respect to the Plan, such action shall be taken separately for each Portfolio of the Trust.

Section 11. While the Plan is in effect, the Board of Trustees shall satisfy the fund governance standards as defined in Rule 0-1(a)(7) under the Act.

Section 12. As used in this Plan, the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Schedule A

AST Academic Strategies Asset Allocation Portfolio
AST Advanced Strategies Portfolio
AST BlackRock Global Strategies Portfolio
AST BlackRock Value Portfolio
AST Bond Portfolio 2015
AST Bond Portfolio 2016
AST Bond Portfolio 2017
AST Bond Portfolio 2018
AST Bond Portfolio 2019
AST Bond Portfolio 2020
AST Bond Portfolio 2021
AST Bond Portfolio 2022
AST Bond Portfolio 2023
AST Cohen & Steers Realty Portfolio
AST Federated Aggressive Growth Portfolio
AST FI Pyramis® Asset Allocation Portfolio
AST First Trust Balanced Target Portfolio
AST First Trust Capital Appreciation Target Portfolio
AST Franklin Templeton Founding Funds Allocation Portfolio
AST Global Real Estate Portfolio
AST Goldman Sachs Concentrated Growth Portfolio
AST Goldman Sachs Large-Cap Value Portfolio
AST Goldman Sachs Mid-Cap Growth Portfolio
AST Goldman Sachs Small-Cap Value Portfolio
AST High Yield Portfolio
AST International Growth Portfolio
AST International Value Portfolio
AST Investment Grade Bond Portfolio
AST Jennison Large-Cap Growth Portfolio
AST Jennison Large-Cap Value Portfolio
AST J.P. Morgan Global Thematic Portfolio
AST J.P. Morgan International Equity Portfolio
AST J.P. Morgan Strategic Opportunities Portfolio
AST Large-Cap Value Portfolio
AST Lord Abbett Core Fixed-Income Portfolio
AST MFS Global Equity Portfolio
AST MFS Growth Portfolio

AST MFS Large-Cap Value Portfolio
AST Marsico Capital Growth Portfolio
AST Mid-Cap Value Portfolio
AST Moderate Asset Allocation Portfolio
AST Money Market Portfolio
AST Neuberger Berman Core Bond Portfolio
AST Neuberger Berman Mid-Cap Growth Portfolio
AST Neuberger Berman/LSV Mid-Cap Value Portfolio
AST New Discovery Asset Allocation Portfolio
AST Parametric Emerging Markets Equity Portfolio
AST PIMCO Limited Maturity Bond Portfolio
AST PIMCO Total Return Bond Portfolio
AST Prudential Core Bond Portfolio
AST QMA US Equity Alpha Portfolio
AST Schroders Global Tactical Portfolio
AST Schroders Multi-Asset World Strategies Portfolio
AST Small-Cap Growth Portfolio
AST Small-Cap Value Portfolio
AST T. Rowe Price Asset Allocation Portfolio
AST T. Rowe Price Equity Income Portfolio
AST T. Rowe Price Large-Cap Growth Portfolio
AST T. Rowe Price Natural Resources Portfolio
AST Wellington Management Hedged Equity Portfolio
AST Western Asset Core Plus Bond Portfolio
AST Western Asset Emerging Markets Debt Portfolio